UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2019

CAMBRIDGE BANCORP

(Exact name of Registrant as Specified in Its Charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	001-38184 (Commission File Number)	04-2777442 (IRS Employer Identification No.)

1336 Massachusetts Avenue Cambridge, MA 02138
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 876-5500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

Common Stock	CATC	NASDAQ
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 13, 2019, following its 2019 annual meeting of shareholders (the “Annual Meeting”), in connection with its previously completed acquisition of Optima Bank & Trust Company (“Optima”) and in accordance with the terms of the Agreement and Plan of Merger, dated as of December 5, 2018, by and between Cambridge Bancorp (the “Company”), Cambridge Trust Company and Optima, the Board of Directors of the Company (the “Board”) appointed Daniel Morrison to the Board of the Company with a term commencing on May 13, 2019 and expiring at the Company’s 2020 annual meeting of shareholders. Other than pursuant to the terms of the Agreement and Plan of Merger, there were no arrangements or understandings between Mr. Morrison and any person pursuant to which he was elected as a director. With the appointment of Mr. Morrison, the Company’s Board consists of 13 directors.  Mr. Morrison has not been appointed to any committees of the Board.

There have been no transactions involving Mr. Morrison that would require disclosure under Item 404(a) of Regulation S-K.

As previously disclosed, Mr. Morrison has also been appointed the Chief Executive Officer of Cambridge Trust in New Hampshire pursuant to an offer letter, dated as of December 5, 2018, a copy of which was included as Exhibit 10.23 to the Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission (the “SEC”) on March 18, 2019. Mr. Morrison also entered into a change in control agreement, dated as of December 5, 2018, a copy of which was included as Exhibit 10.18 to the Annual Report on Form 10-K, which was filed with the SEC on March 18, 2019.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 13, 2019, the Company held its Annual Meeting.  At the Annual Meeting, the Company’s shareholders (i) elected 4 directors to the Board to serve until the Company’s 2022 annual meeting of shareholders, (ii) approved, on a non-binding advisory basis, the compensation of the named executive officers, and (iii) ratified the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The proposals are described in detail in the Company’s Proxy Statement for the Annual Meeting, which was filed with the SEC on March 19, 2019. The final voting results for each proposal are set forth below.

Proposal 1: Election of Directors

At the Annual Meeting, shareholders elected 4 directors to the Board to serve until the 2022 annual meeting of shareholders and until their respective successors have been duly elected and qualified. The table below sets forth the voting results for each director nominee:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Thalia M. Meehan	2,705,898	32,155	689,017
Jody A. Rose	2,704,762	33,291	689,017
Cathleen A. Schmidt	2,703,902	34,151	689,017
Denis K. Sheehan	2,709,735	28,318	689,017

 Proposal 2: Advisory Vote on Executive Compensation

At the Annual Meeting, the Company’s shareholders voted affirmatively on a non-binding resolution to approve the compensation of the Company’s named executive officers. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,463,649	123,814	150,590	689,017

Proposal 3: Ratification of the Appointment of KPMG as the Company’s Independent Registered Public Accounting Firm

At the Annual Meeting, the Company’s shareholders ratified the appointment of KPMG to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions
3,404,587	15,483	7,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMBRIDGE BANCORP
May 15, 2019
	By	/s/ Michael F. Carotenuto
Michael F. Carotenuto
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)